Exhibit (d)(2)


  Certificate                                                       Number of
    Number                                                           Shares
       1                                                              2,200
----------------                                                 ---------------


                         EATON VANCE SENIOR INCOME TRUST
          Organized Under the Laws of The Commonwealth of Massachusetts
                       Auction Preferred Shares - Series A
                            $.01 Par Value Per Share
                    $25,000 Liquidation Preference Per Share

                                                                       Cusip No.

       This certifies that             is the owner of            fully paid and
non-assessable shares of Auction Preferred Shares - Series A, $.01 par value per share, $25,000 liquidation preference per share, of Eaton Vance Senior Income Trust (the "Trust") transferable only on the books of the Trust by the holder there of in person or by duly authorized Attorney upon surrender of this
Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

     A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

     IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this
day of      A.D. 2001


BANKERS TRUST COMPANY                        EATON VANCE SENIOR INCOME TRUST
As Transfer Agent and Registrar


By: ________________________                 By: ____________________________
     Authorized Signature                            President


                                             Attest: ________________________
                                                     Secretary

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto _______________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises.

Dated __________________________, _________

In presence of

----------------------------------              --------------------------------

                    Shares of Auction Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Agreement and Declaration of Trust, as amended, a copy of which may be at the office of the Secretary of the Commonwealth of Massachusetts.

                    The Trust will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

  Certificate                                                        Number of
    Number                                                             Shares
       1                                                               2,200
----------------                                                 ---------------


                         EATON VANCE SENIOR INCOME TRUST
          Organized Under the Laws of The Commonwealth of Massachusetts
                       Auction Preferred Shares - Series B
                            $.01 Par Value Per Share
                    $25,000 Liquidation Preference Per Share

                                                                       Cusip No.

     This certifies that              is the owner of                 fully paid
and non-assessable shares of Auction Preferred Shares - Series B, $.01 par value per share, $25,000 liquidation preference per share, of Eaton Vance Senior Income Trust (the "Trust") transferable only on the books of the Trust by the holder there of in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

     A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

     IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this
day of      A.D. 2001


BANKERS TRUST COMPANY                        EATON VANCE SENIOR INCOME TRUST
As Transfer Agent and Registrar


By: ________________________                 By: _______________________________
     Authorized Signature                               President


                                             Attest: ___________________________
                                                        Secretary

     FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto _______________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises.

Dated __________________________, _________

In presence of

----------------------------------              --------------------------------

                    Shares of Auction Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Agreement and Declaration of Trust, as amended, a copy of which may be at the office of the Secretary of the Commonwealth of Massachusetts.

                    The Trust will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.